Exhibit 10.7

FORM OF PRIVATE PLACEMENT UNITS SUBSCRIPTION AGREEMENT

This PRIVATE PLACEMENT UNITS SUBSCRIPTION AGREEMENT (this “Agreement”) is made as of __________, 2023, by and between Global Lights Acquisition Corp, a Cayman Islands exempted company (the “Company”), having its principal place of business at Room 902, Unit 1, 8th Floor, Building 5, No. 201, Tangli Road, Chaoyang District, Beijing 100123, the People’s Republic of China, and Carbon Neutral Holdings Inc., a Cayman Islands limited liability company, having its principal place of business at Building 5, No. 201, Tangli Road, Chaoyang District, Beijing 100123, the People’s Republic of China(the “Subscriber”).

WHEREAS, the Company desires to sell on a private placement basis (the “Offering”) an aggregate of 327,500 units (or up to 350,000 units if the Over-Allotment Option (as defined below) is exercised in full) (the “Units”) of the Company, each Unit comprised of one ordinary share of the Company, par value $0.0001 per share (the “Ordinary Shares”) and one right to receive one-sixth of one Ordinary Share (the “Rights”), for a purchase price of $3,275,000 (or $3,500,000 if the Over-Allotment Option is exercised in full), or $10.00 per Unit. The Ordinary Shares underlying the Rights are hereinafter referred to as the “Right Shares.” The Ordinary Shares underlying the Units (excluding the Right Shares) are hereinafter referred to as the “Placement Shares.” The Rights underlying the Units are hereinafter referred to as the “Placement Rights.” The Units, Placement Shares, Placement Rights and Right Shares, collectively, are hereinafter referred to as the “Securities.”

WHEREAS, each holder of a Placement Right will receive one-sixth of one Ordinary Share upon consummation of the Company’s initial Business Combination in accordance with the rights agreement, dated [•], 2023, by and between the Company and Continental (as defined below), as rights agent (the “Rights Agreement”). The Company will not issue fractional shares upon conversion of the Placement Rights. Fractional shares will be rounded down to the nearest whole share; and

WHEREAS, the Subscriber wishes to purchase the Units from the Company and the Company wishes to accept such subscription from the Subscriber.

WHEREAS, certain affiliates of the Company have paid expenses (the “Advanced Expenses”) in the total amount of $950,000 in connection with the Offering which the Company plans to pay off at the Closing, the Sponsor and the Company have agreed that the Sponsor will pay off those Advanced Expenses on behalf of the Company immediately prior to the Closing, the repayment of which will constitute a portion of the Purchase Price.

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Subscriber hereby agree as follows:

1. Agreement to Subscribe

1.1 Purchase and Issuance of the Units.

(a) Upon the terms and subject to the conditions of this Agreement, the Subscriber hereby agrees to purchase from the Company, and the Company hereby agrees to sell to the Subscriber, simultaneously with the closing of the IPO (the “Initial Closing Date”), 327,500 Units for a purchase price of $3,275,000 (the “Purchase Price”), consisting of: (i) a cash payment of $2,325,000, and (ii) the repayment of the Advanced Expenses.

(b) Simultaneously with the consummation of the closing of the underwriters’ over-allotment option in connection with the IPO (the “Over-Allotment Option”) or on such earlier time and date as may be mutually agreed by the Subscriber and the Company (each such date, an “Over-allotment Closing Date,” and each Over-allotment Closing Date (if any) and the Initial Closing Date being sometimes referred to herein as a “Closing Date”), the Company shall issue and sell to the Subscriber, and the Subscriber shall purchase from the Company, an aggregate of up to 22,500 Units at a price of $10.00 per Unit for an aggregate purchase price of up to $225,000 (if the Over- Allotment Option is exercised in full) (the “Over-allotment Purchase Price”) such that the gross proceeds of such purchase will be no less than the amount of underwriting commissions due in connection with the Over-Allotment Option (excluding any deferred portion). Purchaser shall pay the Over-allotment Purchase Price by wire transfer of immediately available funds to the Trust Account (as defined below) maintained by Continental (as defined below) at least one (1) business day prior to the Over-allotment Closing Date.

1.2 Delivery of the Purchase Price. Upon execution of this Agreement, the Company is bound to fulfill its obligations hereunder and the Subscriber hereby irrevocably commits to (i) deliver directly into a trust account (the “Trust Account” ), with Continental Stock Transfer & Trust Company acting as trustee (“Continental”), the Purchase Price (except for the Advanced Expenses) in immediately available funds by wire transfer or such other form of payment as shall be acceptable to Continental, in its sole and absolute discretion, one (1) business day prior to the Initial Closing Date, and (ii) deliver a properly executed promissory note termination agreement evidencing the full release of the Company from any further liability or obligation in connection with the Advanced Expenses in a form satisfactory to the Company upon the Initial Closing Date.

1.3 Termination. This Agreement and each of the obligations of the undersigned shall be null and void and without effect if the Initial Closing Date does not occur.

2. Representations and Warranties of Subscriber

The Subscriber represents and warrants to the Company that:

2.1 No Government Recommendation or Approval. Subscriber understands that no federal or state agency has passed upon or made any recommendation or endorsement of the Company or the Offering of the Securities.

2.2 Accredited Investor. Subscriber represents that it is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), and acknowledges that the sale contemplated hereby is being made in reliance, among other things, on a private placement exemption to “accredited investors” under the Securities Act and similar exemptions under state law.

2.3 Intent. Subscriber is purchasing the Securities solely for investment purposes, for such Subscriber’s own account (and/or for the account or benefit of its members or affiliates, as permitted, pursuant to the terms of an agreement (the “Letter Agreement”) to be entered into with respect to the Securities between, among others, Subscriber and the Company, as described in the Registration Statement), and not with a view to the distribution thereof and Subscriber has no present arrangement to sell the Securities to or through any person or entity except as may be permitted under the Letter Agreement. Subscriber shall not engage in hedging transactions with regard to the Securities unless in compliance with the Securities Act.

2.4 Restrictions on Transfer. Subscriber acknowledges and understands the Units are being offered in a transaction not involving a public offering in the United States within the meaning of the Securities Act. The Securities have not been registered under the Securities Act and, if in the future Subscriber decides to offer, resell, pledge or otherwise transfer the Securities, such Securities may be offered, resold, pledged or otherwise transferred only (A) pursuant to an effective registration statement filed under the Securities Act, (B) pursuant to an exemption from registration under Rule 144 promulgated under the Securities Act, if available, or (C) pursuant to any other available exemption from the registration requirements of the Securities Act, and in each case in accordance with any applicable securities laws of any state or any other jurisdiction. Notwithstanding the foregoing, Subscriber acknowledges and understands the Securities are subject to transfer restrictions as described in Section 8 hereof. Subscriber agrees that, if any transfer of its Securities or any interest therein is proposed to be made, as a condition precedent to any such transfer Subscriber may be required to deliver to the Company an opinion of counsel satisfactory to the Company with respect to such transfer. Absent registration or another available exemption from registration, Subscriber agrees it will not transfer the Securities (unless otherwise permitted pursuant to the Letter Agreement, as described in the Registration Statement). Subscriber further acknowledges that because the Company is a shell company, Rule 144 may not be available to Subscriber for the resale of the Securities until the one-year anniversary following consummation of the Business Combination, despite technical compliance with the requirements of Rule 144 and the release or waiver of any contractual transfer restrictions.

2.5 Sophisticated Investor.

(i) Subscriber’s managers and members are individually accredited investors and are sophisticated in financial matters and able to evaluate the risks and benefits of the investment in the Securities.

(ii) Subscriber is aware that an investment in the Securities is highly speculative and subject to substantial risks because, among other things, (a) the Securities are subject to transfer restrictions and have not been registered under the Securities Act and therefore cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available and (b) Subscriber has waived its redemption rights with respect to the Securities as set forth in Section 5 hereof, and the Securities held by Subscriber are not entitled to, and have no right, interest or claim to any monies held in the Trust Account, and accordingly Subscriber may suffer a loss of a portion or all of its investment in the Securities. Subscriber is able to bear the economic risk of its investment in the Securities for an indefinite period of time.

2.6 Independent Investigation. Subscriber, in making the decision to purchase the Units, has relied upon an independent investigation of the Company and has not relied upon any information or representations made by any third parties or upon any oral or written representations or assurances from the Company, its officers, directors or employees or any other representatives or agents of the Company, other than as set forth in this Agreement. Subscriber is familiar with the business, operations and financial condition of the Company and has had an opportunity to ask questions of, and receive answers from the Company’s officers and directors concerning the Company and the terms and conditions of the Offering and has had full access to such other information concerning the Company as Subscriber has requested. Subscriber confirms that all documents that it has requested have been made available and that Subscriber has been supplied with all of the additional information concerning this investment which Subscriber has requested.

2.7 Organization and Authority. Subscriber is duly organized, validly existing and in good standing under the laws of the Cayman Islands and it possesses all requisite power and authority necessary to carry out the transactions contemplated by this Agreement.

2.8 Authority. This Agreement has been validly authorized, executed and delivered by Subscriber and is a valid and binding agreement enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization, or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by equitable principles of general application and except as enforcement of rights to indemnity and contribution may be limited by federal and state securities laws or principles of public policy.

2.9 No Conflicts. The execution, delivery and performance of this Agreement and the consummation by Subscriber of the transactions contemplated hereby do not violate, conflict with or constitute a default under (i) Subscriber’s charter documents, (ii) any agreement or instrument to which Subscriber is a party or (iii) any law, statute, rule or regulation to which Subscriber is subject, or any agreement, order, judgment or decree to which Subscriber is subject.

2.10 No Legal Advice from Company. Subscriber acknowledges it has had the opportunity to review this Agreement and the transactions contemplated by this Agreement and the other agreements entered into between the parties hereto with Subscriber’s own legal counsel and investment and tax advisors. Except for any statements or representations of the Company made in this Agreement and the other agreements entered into between the parties hereto, Subscriber is relying solely on such review, counsel and advisors and not on any statements or representations of the Company or any of its representatives or agents for legal, tax or investment advice with respect to this investment, the transactions contemplated by this Agreement or the securities laws of any jurisdiction.

2.11 Reliance on Representations and Warranties. Subscriber understands the Units are being offered and sold to Subscriber in reliance on exemptions from the registration requirements under the Securities Act, and analogous provisions in the laws and regulations of various states, and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of Subscriber set forth in this Agreement in order to determine the applicability of such provisions.

2.12 No General Solicitation. Subscriber is not subscribing for the Units as a result of or subsequent to any general solicitation or general advertising, including but not limited to any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio, or presented at any seminar or meeting or in a registration statement with respect to the IPO filed with the Securities and Exchange Commission (“SEC”).

2.13 Legend. Subscriber acknowledges and agrees the certificates evidencing each of the Securities shall bear a restrictive legend (the “Legend”), in form and substance substantially as set forth in Section 4 hereof.

3. Representations, Warranties and Covenants of the Company

The Company represents and warrants to, and agrees with, Subscriber that:

3.1 Valid Issuance of Capital Stock. The total number of shares of all ordinary and preference shares which the Company has authority to issue is 495,000,000 Ordinary Shares, and 5,000,000 preference shares, par value US$0.0001 per share (“Preferred Shares”). As of the date hereof, the Company has issued and outstanding 1,725,000 Ordinary Shares (of which up to 225,000 shares are subject to forfeiture) and no Preferred Shares. All of the issued and outstanding Ordinary Shares of the Company have been duly authorized, validly issued, and are fully paid and non-assessable.

3.2 Title to Securities. Upon issuance in accordance with, and payment pursuant to, the terms hereof, the Rights Agreement, as the case may be, each of the Units, Placement Shares, Placement Rights and Right Shares will be duly and validly issued, fully paid and non-assessable. On the date of issuance of the Units and the Right Shares shall have been reserved for issuance. Upon issuance in accordance with, and payment pursuant to, the terms hereof, the Rights Agreement, as the case may be, the Subscriber will have or receive good title to the Units, Placement Shares, and Placement Rights, free and clear of all liens, claims and encumbrances of any kind resulting from actions of, or any failure to act by, the Company, other than (i) transfer restrictions hereunder and pursuant to the Letter Agreement and (ii) transfer restrictions under federal and state securities laws.

3.3 Organization and Qualification. The Company has been duly incorporated and is validly existing as an exempted company in good standing under the laws of the Cayman Islands with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as now being conducted.

3.4 Authorization; Enforcement. (i) The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and to issue the Securities in accordance with the terms hereof, (ii) the execution, delivery and performance of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action, and no further consent or authorization of the Company or its Board of Directors or shareholders is required, and (iii) this Agreement constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization, or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by equitable principles of general application and except as enforcement of rights to indemnity and contribution may be limited by federal and state securities laws or principles of public policy.

3.5 No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the Company of the transactions contemplated hereby do not (i) result in a violation of the Company’s memorandum and articles of association or by-laws, (ii) conflict with, or constitute a default under any agreement or instrument to which the Company is a party or by which it is bound or (iii) violate any law statute, rule or regulation to which the Company is subject or any agreement, order, judgment or decree to which the Company is subject. Other than any SEC or state securities filings which may be required to be made by the Company subsequent to the Closing, and any registration statement which may be filed pursuant thereto, the Company is not required under federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or self-regulatory entity in order for it to perform any of its obligations under this Agreement or issue the Units, Placement Shares, Placement Rights or Right Shares in accordance with the terms hereof.

4. Legends

4.1 Legend. The Company will issue the Units, Placement Shares, and Placement Rights, and, when issued, the Right Shares, purchased by Subscriber in the name of Subscriber. The Securities will bear the following Legend and appropriate “stop transfer” instructions:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND NEITHER THESE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND SUCH LAWS WHICH, IN THE OPINION OF COUNSEL FOR THIS CORPORATION, IS AVAILABLE.”

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER PURSUANT TO A LETTER AGREEMENT AMONG THE COMPANY, CARBON NEUTRAL HOLDINGS INC. AND THE OTHER PARTIES THERETO AND MAY ONLY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF DURING THE TERM THEREOF PURSUANT TO THE TERMS SET FORTH IN THE LETTER AGREEMENT.”

4.2 Subscriber’s Compliance. Nothing in this Section 4 shall affect in any way Subscriber’s obligations and agreements to comply with all applicable securities laws upon resale of the Securities.

4.3 Company’s Refusal to Register Transfer of the Securities. The Company shall refuse to register any transfer of the Securities if, in the sole judgment of the Company, such purported transfer would not be made (i) pursuant to an effective registration statement filed under the Securities Act, or (ii) pursuant to an available exemption from the registration requirements of the Securities Act and applicable state securities laws and (iii) in compliance herewith and with the Letter Agreement.

4.4 Registration Rights. The Subscriber are entitled to certain registration rights which are governed by a registration rights agreement (“Registration Rights Agreement”) entered into between, among others, Subscriber and the Company, on or prior to the effective date of the Registration Statement.

5. Waiver of Liquidation Distributions

In connection with the Securities purchased pursuant to this Agreement, the Subscriber hereby waives any and all right, title, interest or claim of any kind in or to any distributions with respect to the Securities in connection with (i) the exercise of redemption rights in connection with the Company’s consummation of the Business Combination, (ii) a shareholder vote to approve an amendment to the Company’s amended and restated memorandum and articles of association (A) that would modify the substance or timing of the Company’s obligation to provide holders of the Company’s Ordinary Shares the right to have their shares redeemed in connection with the Business Combination or to redeem 100% of the Public Shares (as defined below) if the Company does not complete a Business Combination within twelve (12) months from the completion of the IPO (or within up to eighteen (18) months if the Company extends the period of time to consummate the initial Business Combination up to twice (2) for three (3) months each in accordance with the terms described in its amended and restated memorandum and articles of association) or (B) with respect to any other provision relating to the rights of holders of the Company’s Ordinary Shares or (iii) upon the Company’s redemption of Ordinary Shares upon the Company’s failure to consummate the Business Combination within the prescribed period as provided in the Company’s amended and restated memorandum and articles of association. In the event any Subscriber purchases Ordinary Shares in the IPO or in the aftermarket (“Public Shares”), Subscriber hereby waives any and all right, title, interest or claim of any kind in or to any distributions with respect to any Public Shares in connection with the exercise of redemption rights in connection with the Company’s consummation of the Business Combination. For the avoidance of doubt, Subscriber shall be eligible to redeem any Public Shares upon the same terms offered to all other purchasers of Ordinary Shares in the IPO in the event the Company fails to consummate the Business Combination, or liquidates, within the prescribed period as provided in the Company’s amended and restated memorandum and articles of association.

6. Termination of Placement Rights

6.1 Failure to Consummate Business Combination. The Placement Rights shall be terminated upon the dissolution of the Company or in the event that the Company does not consummate the Business Combination within the prescribed period as provided in the Company’s amended and restated memorandum and articles of association from the completion of the IPO.

6.2 Termination of Rights as Holder. If the Placement Rights are terminated in accordance with Section 6.1, then after such time, Subscriber (or its successor in interest) shall no longer have any rights as a holder of such Placement Rights and the Company shall take such action as is appropriate to cancel such Placement Rights. The Subscriber hereby irrevocably grants the Company a limited power of attorney for the purpose of effectuating the foregoing and agrees to take any and all measures reasonably requested by the Company necessary to effect the foregoing.

7. Rescission Right Waiver and Indemnification

7.1 The Subscriber understands and acknowledges an exemption from the registration requirements of the Securities Act requires there be no general solicitation of purchasers of the Units. In this regard, if the IPO were deemed to be a general solicitation with respect to the Units, the offer and sale of such Units may not be exempt from registration and, if not, the Subscriber may have a right to rescind its purchases of the Units. In order to facilitate the completion of the Offering and in order to protect the Company, its shareholders and the amounts in the Trust Account from claims that may adversely affect the Company or the interests of its shareholders, Subscriber hereby agrees to waive, to the maximum extent permitted by applicable law, any claims, right to sue or rights in law or arbitration, as the case may be, to seek rescission of its purchase of the Units. The Subscriber acknowledges and agrees this waiver is being made in order to induce the Company to sell the Units to Subscriber. The Subscriber agrees the foregoing waiver of rescission rights shall apply to any and all known or unknown actions, causes of action, suits, claims or proceedings (collectively, “Claims”) and related losses, costs, penalties, fees, liabilities and damages, whether compensatory, consequential or exemplary, and expenses in connection therewith, including reasonable attorneys’ and expert witness fees and disbursements and all other expenses reasonably incurred in investigating, preparing or defending against any Claims, whether pending or threatened, in connection with any present or future actual or asserted right to rescind the purchase of the Units hereunder or relating to the purchase of the Units and the transactions contemplated hereby.

7.2 The Subscriber agrees not to seek recourse against the Trust Account for any reason whatsoever in connection with its purchase of the Units or any Claim that may arise now or in the future.

7.3 The Subscriber acknowledges and agrees that the shareholders of the Company are and shall be third- party beneficiaries of this Section 7.

7.4 The Subscriber agrees that, to the extent any waiver of rights under this Section 7 is ineffective as a matter of law, Subscriber has offered such waiver for the benefit of the Company as an equitable right that shall survive any statutory disqualification or bar that applies to a legal right. The Subscriber acknowledges the receipt and sufficiency of consideration received from the Company hereunder in this regard.

8. Terms of the Units and Placement Rights

The Units and their component parts are substantially identical to the units to be offered in the IPO except that: (i) the Units and their component parts will be subject to transfer restrictions, except in the circumstances described in the Letter Agreement or the Rights Agreement, as applicable, until thirty (30) days following the consummation of the Business Combination and (ii) the Units and their component parts are being purchased pursuant to an exemption from the registration requirements of the Securities Act and will become freely tradable only after they are registered or an exemption from registration is available, and the restrictions described above in clause (i) have expired.

9. Governing Law; Jurisdiction; Waiver of Jury Trial

This Agreement shall be governed by and construed in accordance with the laws of the State of New York for agreements made and to be wholly performed within such state. The parties hereto hereby waive any right to a jury trial in connection with any litigation pursuant to this Agreement and the transactions contemplated hereby.

10. Assignment; Entire Agreement; Amendment

10.1 Assignment. Neither this Agreement nor any rights hereunder may be assigned by any party to any other person other than by a Subscriber to a person agreeing to be bound by the terms hereof, including the waiver contained in Section 7 hereof.

10.2 Entire Agreement. This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.

10.3 Amendment. Except as expressly provided in this Agreement, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

10.4 Binding upon Successors. This Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and permitted assigns.

11. Notices

11.1 Notices. Unless otherwise provided herein, any notice or other communication to a party hereunder shall be sufficiently given if in writing and personally delivered or sent by facsimile or other electronic transmission with copy sent in another manner herein provided or sent by courier (which for all purposes of this Agreement shall include Federal Express or other recognized overnight courier) or mailed to said party by certified mail, return receipt requested, at its address provided for herein or such other address as either may designate for itself in such notice to the other. Communications shall be deemed to have been received when delivered personally, on the scheduled arrival date when sent by next day or 2nd-day courier service, or if sent by facsimile upon receipt of confirmation of transmittal or, if sent by mail, then three (3) days after deposit in the mail. If given by electronic transmission, such notice shall be deemed to be delivered (a) if by electronic mail, when directed to an electronic mail address at which the shareholder has consented to receive notice; (b) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (1) such posting and (2) the giving of such separate notice; and (c) if by any other form of electronic transmission, when directed to the shareholder.

12. Counterparts

This Agreement may be executed in two (2) or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

13. Survival; Severability

13.1 Survival. The representations, warranties, covenants and agreements of the parties hereto shall survive each Closing Date.

13.2 Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

14. Headings.

The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

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Accepted and agreed on the date set forth above.

GLOBAL LIGHTS ACQUISITION CORP.

By:
	Name:	Zhizhuang Miao
	Title:	Chief Executive Officer

Accepted and agreed on the date set forth above.

SUBSCRIBER:

CARBON NEUTRAL HOLDINGS INC.

By:
	Name:	Zhizhuang Miao
	Title:	Chief Executive Officer

[Signature Page to Private Placement Units Subscription Agreement]